Exhibit 10.11.4

MARCH 30, 2016 AMENDING AGREEMENT

PERIMETER CLAIMS REDUCTION

TO THE OPTION AGREEMENT EXECUTED, AS OF THE 21st DAY OF JANUARY, 2008, BY AND BETWEEN, ZAB RESOURCES INC. AND COLT RESOURCES Inc.

1.	This March 30, 2016 Amending Agreement - Perimeter Claims Reduction, forms an integral part of the Option Agreement executed as of the 21st day of January 2008 by and between Zab Resources Inc. and Colt Resources Inc. (the “Option Agreement”);

2.	The capitalized terms herein shall have the same meaning as those terms defined in the Option Agreement;

3.	Zab Resources Inc. officially changed its name to 37 Capital Inc. (“37 Capital”) on the 7th day of July 2014 by way of corporate name change and has assumed all of its obligations, representations and warranties covered by the Option Agreement. All references in the Option Agreement to ZAB or Zab Resources Inc. thereto are replaced with 37 Capital;

4.	Colt Resources Inc. (“COLT”) is no longer a provincial British Columbia corporation and has continued into a federal corporation, governed by the Canada Business Corporations Act. Colt has assumed all of its obligations, representations and warranties covered by the Option Agreement;

5.	All notices addressed to COLT shall now be sent to 500 Place d’Armes, Suite 1800, Montreal, Quebec, H2Y 2W2, Canada to the attention of COLT’s General Counsel and Corporate Secretary, David A. Johnson, djohnson@coltresources.com;

6.	All notices addressed to 37 Capital shall be sent to Suite 300 – 570 Granville Street, Vancouver, BC, V6C 3P1, Canada to the attention of the President, Bedo H. Kalpakian, bedo@jackpotdigital.com;

7.	The parties accept and agree that COLT may abandon the overall number of claims on the Property and subject to the Option Agreement from 1,077 hectares to 650 hectares, with a precise list of the claims being abandoned from the Property annexed hereto (the “Abandonment”);

8.	The parties accept and agree that COLT has no payments of any kind to make to 37 Capital Inc. pertaining to the Abandonment;

9.	37 Capital waives all notice requirements of section 4.4 of the Option Agreement and any one (1) year file assessments, or any other assessments or requirements, pertaining to the claims identified in the Abandonment;

10.	37 Capital and COLT acknowledge that the claims identified in the Abandonment will save COLT assessment credits in the years to come which would cause a high cost to COLT;

11.	If COLT, directly or indirectly, reacquires the claims identified in the Abandonment, such claims will form part of the joint venture existing between the parties;

12.	The parties accept and agree that all other terms and conditions in the Option Agreement shall remain in full force and effect;

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IN WITNESS WHEREOF the parties have executed this March 30, 2016 Amending Agreement as of the 30th day of March 2016.

37 CAPITAL INC.

Per:
Bedo Kalpakian, President & CEO

COLT RESOURCES INC.

Per:
Nikolas Perrault, President & CEO

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LIST OF CLAIMS COMPRISING THE ABANDONMENT

CLAIMS TO BE ABANDONED
Tenure #	Ownership %		Good to date	Area ha
509952	Colt 67%	37 Capital 33%	31-Mar-16	61
509956	Colt 67%	37 Capital 33%	02-Apr-16	183
509963	Colt 67%	37 Capital 33%	02-Apr-16	41
510213	Colt 67%	37 Capital 33%	02-Apr-16	20
510306	Colt 67%	37 Capital 33%	02-Apr-16	61
520184	Colt 67%	37 Capital 33%	20-Sep-16	20
520186	Colt 67%	37 Capital 33%	20-Sep-16	41
Total				427

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